UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2009
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

Maryland	001-9106	23-2413352
(Brandywine Realty Trust)
Delaware (Brandywine Operating Partnership, L.P.)	000-24407	23-2862640
(State or Other Jurisdiction of Incorporation or	(Commission file number)	(I.R.S. Employer
Organization)		Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On August 14, 2009, Brandywine Realty Trust, the sole general partner of Brandywine Operating Partnership, L.P. (the “Operating Partnership”), announced that the Operating Partnership has accepted for purchase $47,601,000 of its 4.50% Guaranteed Notes due November 1, 2009 (the “Notes”) which were validly tendered pursuant to its previously announced cash tender offer for the Notes (the “Tender Offer”). The Notes accepted for purchase will be cancelled and represent 31.7% of the $150,151,000 principal amount of the Notes outstanding prior to the Tender Offer. The Tender Offer expired at 5:00 p.m., New York City time, on Thursday, August 13, 2009. Payment for Notes purchased pursuant to the Tender Offer was made on Friday, August 14, 2009 (the “Payment Date”).
The consideration paid for each $1,000 principal amount of Notes accepted under the Tender Offer was $1,004.00 plus accrued and unpaid interest on such Notes from the last interest payment date up to, but not including, the Payment Date. The aggregate consideration paid by the Operating Partnership for the Notes accepted for payment including accrued and unpaid interest was $48,404,266.91 which was funded under the Company’s unsecured revolving credit facility and from available cash on hand. Following the completion of the Tender Offer, $102,550,000 of the Notes remain outstanding.
The Tender Offer was made pursuant to the Operating Partnership’s Offer to Purchase dated August 6, 2009 and the related Letter of Transmittal. Wells Fargo Securities acted as Lead Dealer Manager for the Tender Offer. Citi and Deutsche Bank Securities served as Co-Dealer Managers for the Tender Offer.
A copy of the press release announcing the completion of the Tender Offer is filed herewith as Exhibit 99.1
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 14, 2009.

Signatures
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust

	By:	/s/ Howard M. Sipzner
Howard M. Sipzner
Executive Vice President and Chief Financial Officer

By:	Brandywine Operating Partnership, L.P.

	By:	Brandywine Realty Trust, its General Partner

	By:	/s/ Howard M. Sipzner Howard M. Sipzner
Executive Vice President and Chief Financial Officer
Date: August 14, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Brandywine Realty Trust, dated August 14, 2009.